UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2015

CODE NAVY

 (Exact name of registrant as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation)

    333-200911

   47-1109428

(Commission File Number)     (IRS Employer Identification No.)

9891 Irvine Center Drive, Suite 200, Irvine CA 92618 (Address of principal executive offices and zip code)

(307) 622-1635

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Code Navy  from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Code Navy’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors  relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the periodic reports, including the  audited and unaudited consolidated financial statements therein,  of Code Navy as filed with the Securities and Exchange Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Code Navy.

Item 8.01 Other Events.

On February 12, 2015, the Daily List issued by The Financial Regulatory Authority provided notification that effective February 13, 2015, a 1-for 2000 reverse stock split was effected in the common stock of the Company. Concurrently, the name of the Company on the over-the-counter market was changed from Culture Medium Holdings Corp. to Code Navy. The trading symbol was temporarily changed to CTLRD for 20 business days, after which (on March 13, 2015) the symbol will revert to CTLR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2015

CODE NAVY

By: /s/    Tamara Semenova

Name: Tamara Semenova, CEO

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